Exhibit 10.2

INVESTMENT MANAGEMENT TRUST AGREEMENT

This Investment Management Trust Agreement (this “Agreement”) is made effective as of December 8, 2021 by and between Jackson Acquisition Company, a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”).

WHEREAS, the Company’s registration statement on Form S-1 (File No. 333-254727) (the “Registration Statement”), including the prospectus therein (the “Prospectus”), for the initial public offering of the Company’s units (the “Units”), each of which consists of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one share of Common Stock (such initial public offering hereinafter referred to as the “Offering”), has been declared effective on or prior to the date hereof by the U.S. Securities and Exchange Commission; and

WHEREAS, the Company has entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc. as underwriter (the “Underwriter”); and

WHEREAS, as described in the Prospectus, $203,000,000 of the gross proceeds of the Offering and sale of the Private Placement Warrants (as defined in the Underwriting Agreement) (or $233,450,000 if the Underwriter’s over-allotment option is exercised in full) will be delivered to the Trustee to be deposited and held in a segregated trust account located at all times in the United States (the “Trust Account”) for the benefit of the Company and the holders of the shares of Common Stock included in the Units issued in the Offering (the “Public Shares”) as hereinafter provided (the amount delivered to the Trustee (and any interest subsequently earned thereon), including, without limitation, any amounts delivered in connection with the exercise by the Sponsor (as defined below) of the Extension Option (as defined below), is referred to herein as the “Property,” the stockholders for whose benefit the Trustee shall hold the Property are referred to herein as the “Public Stockholders,” and the Public Stockholders and the Company are referred to herein, collectively, as the “Beneficiaries”); and

WHEREAS, pursuant to the Underwriting Agreement, a portion of the Property equal to $7,000,000, or $8,050,000 if the Underwriter’s over-allotment option is exercised in full, is attributable to deferred underwriting discounts and commissions that will be payable by the Company to the Underwriter upon and concurrently with the consummation of the initial Business Combination (as defined below) (the “Deferred Discount”); and

WHEREAS, if the Company has not completed its initial Business Combination within 18 months from the Closing of the Offering (as defined below), RJ Healthcare SPAC, LLC, a Delaware limited liability company (the "Sponsor") may, at its option (the “Extension Option”), cause the Company to extend the period of time to complete its initial Business Combination by an additional three months (for a total of 21 months from the Closing of the Offering), so long as the Sponsor (or its affiliates or designees) shall have deposited cash (in immediately available funds) in the Trust Account in the amount specified in this Agreement on or prior to the Applicable Deadline (as used herein, the term “Closing of the Offering” means the initial closing of the Offering and not any subsequent date on which the Underwriter may purchase additional Units pursuant to the over-overallotment option set forth in the Underwriting Agreement, and the term "Applicable Deadline" means the date that is 18 months from the Closing of the Offering); and

WHEREAS, the Company and the Trustee desire to enter into this Agreement to set forth the terms and conditions pursuant to which the Trustee shall hold the Property.

NOW THEREFORE, IT IS AGREED:

1.             Agreements and Covenants of Trustee. The Trustee hereby agrees and covenants to:

(a)                Hold the Property in trust for the Beneficiaries in accordance with the terms of this Agreement in the Trust Account established by the Trustee located in the United States at J.P. Morgan Chase Bank, N.A. (or at another U.S.-chartered commercial bank with consolidated assets of $100 billion or more selected by the Trustee that is reasonably satisfactory to the Company) and at a brokerage institution organized under the laws of a state of the United States of America, which shall be BofA Securities, Inc. or one of its affiliates (or another brokerage institution organized under the laws of a state of the United States of America selected by the Trustee that is reasonably satisfactory to the Company);

(b)               Manage, supervise and administer the Trust Account subject to the terms and conditions set forth herein;

(c)               In a timely manner, upon the written instruction of the Company, invest and reinvest the Property solely in United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended (or any successor rule), having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, as determined by the Company; the Trustee may not invest in any other securities or assets, it being understood that the Trust Account will earn no interest while account funds are uninvested awaiting the Company’s instructions hereunder and while the investment accounts are invested or uninvested while on deposit, the Trustee may earn bank credits or other consideration;

(d)               Collect and receive, when due, all interest or other income arising from the Property, which shall become part of the “Property,” as such term is used herein;

(e)               As soon as practicable, notify the Company and the Underwriter of all communications received by the Trustee with respect to any Property requiring action by the Company (including, without limitation, any notice that the Sponsor intends to exercise its Extension Option);

(f)                Supply any necessary information or documents as may be requested by the Company (or its authorized agents) in connection with the Company’s preparation of tax returns relating to assets held in the Trust Account or in connection with the preparation or completion of the audit of the Company’s financial statements by the Company’s auditors;

(g)               Participate in any plan or proceeding for protecting or enforcing any right or interest arising from the Property if, as and when instructed by the Company to do so;

(h)               Render to the Company monthly written statements of the activities of, and amounts in, the Trust Account reflecting all receipts and disbursements of the Trust Account;

(i)                Commence liquidation of the Trust Account only after and promptly after (x) receipt of, and only in accordance with, the terms of a letter from the Company (“Termination Letter”) in a form substantially similar to that attached hereto as either Exhibit A or Exhibit B, as applicable, signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, General Counsel or Chairman of the board of directors of the Company (the “Board”) or other authorized officer of the Company, and complete the liquidation of the Trust Account and distribute the Property in the Trust Account, including interest (less up to $100,000 of net interest that may be released (but solely in the case of a Termination Letter in the form of Exhibit B) to the Company to pay dissolution expenses and which interest shall be net of any taxes payable, it being understood that the Trustee has no obligation to monitor or question the Company’s position that an allocation has been made for taxes payable), only as directed in the Termination Letter and the other documents referred to therein, or (y) upon the date which is 18 months after the Closing of the Offering (or 21 months after the Closing of the Offering if the Sponsor shall have exercised its Extension Option and deposited funds in the Trust Account in accordance with the terms of the Charter (as defined below) and this Agreement), or such later date as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated Certificate of Incorporation, as it may be amended from time to time (the "Charter"), if a Termination Letter has not been received by the Trustee prior to such date, in which case the Trust Account shall be liquidated in accordance with the procedures set forth in the Termination Letter attached as Exhibit B and the Property in the Trust Account, including interest (less up to $100,000 of net interest that may be released to the Company to pay dissolution expenses and which interest shall be net of any taxes payable), shall be distributed to the Public Stockholders of record as of such date;

(j)                 Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit C (a “Tax Payment Withdrawal Instruction”), withdraw from the Trust Account and distribute to the Company the amount of interest earned on the Property requested by the Company to cover any tax obligation owed by the Company as a result of assets of the Company or interest or other income earned on the Property, which amount shall be delivered directly to the Company by electronic funds transfer or other method of prompt payment, and the Company shall forward such payment to the relevant taxing authority; provided, however, that to the extent there is not sufficient cash in the Trust Account to pay such tax obligation, the Trustee shall liquidate such assets held in the Trust Account as shall be designated by the Company in writing to make such distribution so long as there is no reduction in the principal amount per share initially deposited in the Trust Account plus, if applicable, the principal amount per share deposited in the Trust Account as provided in Section 1(m) below; provided, further, however, that if the tax to be paid is a franchise tax, the written request by the Company to make such distribution shall be accompanied by a copy of the franchise tax bill for the Company (it being acknowledged and agreed that any such amount in excess of interest income earned on the Property shall not be payable from the Trust Account). The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to said funds, and the Trustee shall have no responsibility to look beyond said request; provided, further, that in no event shall any such withdrawal result in the total amount of funds and other Property in the Trust Account (excluding any interest earned thereon) immediately after giving effect to such withdrawal being less than the product of the number of outstanding Public Shares multiplied by $10.15 per share (or $10.25 per share from and after any deposit of funds as provided in Section 1(m) below);

(k)               Upon written request from the Company, which may be given from time to time in a form substantially similar to that attached hereto as Exhibit D (a “Stockholder Redemption Withdrawal Instruction”), the Trustee shall distribute on behalf of the Company the amount requested by the Company to be used to redeem shares of Common Stock from Public Stockholders properly submitted in connection with a stockholder vote to approve an amendment to the Company’s amended and restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption of Public Shares in connection with the Company’s initial merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination involving the Company and one or more businesses (a “Business Combination”) or to redeem 100% of the Public Shares if the Company does not complete its initial Business Combination within 18 months from the Closing of the Offering (or 21 months from the Closing of the Offering if the Sponsor shall have exercised its Extension Option and deposited funds in the Trust Account in accordance with the terms of the Charter and this Agreement), or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity. The written request of the Company referenced above shall constitute presumptive evidence that the Company is entitled to distribute said funds, and the Trustee shall have no responsibility to look beyond said request; and

(l)                Not make any withdrawals or distributions from the Trust Account other than pursuant to Sections 1(i), (j) or (k) above.

(m)              Upon receipt by the Company and the Trustee of an extension letter (“Extension Letter”) substantially in the form of Exhibit E hereto at least five days prior to the Applicable Deadline, signed on behalf of the Company by its Chief Executive Officer, President, Chief Financial Officer or the Chairman of its Board and on behalf of the Sponsor by a managing member, and receipt by the Trustee, from the Sponsor (or its designees or assignees), of immediately available funds in an amount equal to the product of the number of outstanding Public Shares multiplied by $0.10 per share on or prior to the Applicable Deadline, deposit such funds in the Trust Account and follow the instructions set forth in the Extension Letter. No such Extension Letter shall be valid if delivered prior to the later of (1) the date on which the Underwriter shall have purchased all of the Units available for purchase under its over-allotment option and (2) the date on which such over-allotment option shall have expired or been terminated in writing by the Underwriter. In the event that an Extension Letter shall have been delivered, the Trustee shall notify the Underwriter, not later than the business day immediately following the Applicable Deadline, if funds in the required amount have been deposited in the Trust Account or of any failure to deposit such funds.

2.             Agreements and Covenants of the Company. The Company hereby agrees and covenants to:

(a)              Give all instructions to the Trustee hereunder in writing, signed by the Company’s Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, General Counsel, Secretary or other authorized officer of the Company. In addition, except with respect to its duties under Sections 1(i), 1(j), 1(k) and 1(m) hereof, the Trustee shall be entitled to rely on, and shall be protected in relying on, any verbal or telephonic advice or instruction which it, in good faith and with reasonable care, believes to be given by any one of the persons authorized above to give written instructions, provided that the Company shall promptly confirm such instructions in writing;

(b)              Subject to Section 4 hereof, hold the Trustee harmless and indemnify the Trustee from and against any and all reasonable and documented expenses, including reasonable outside counsel fees and disbursements, or losses suffered by the Trustee in connection with any action taken by it hereunder and in connection with any action, suit or other proceeding brought against the Trustee involving any claim, or in connection with any claim or demand, which in any way arises out of or relates to this Agreement, the services of the Trustee hereunder, or the Property or any interest earned on the Property, except for expenses and losses resulting from the Trustee’s or its representatives’ gross negligence, fraud or willful misconduct. Promptly after the receipt by the Trustee of notice of demand or claim or the commencement of any action, suit or proceeding, pursuant to which the Trustee intends to seek indemnification under this Section 2(b), it shall notify the Company in writing of such claim (hereinafter referred to as the “Indemnified Claim”). The Trustee shall have the right to conduct and manage the defense against such Indemnified Claim; provided that the Trustee shall obtain the consent of the Company with respect to the selection of counsel, which consent shall not be unreasonably withheld. The Trustee may not agree to settle any Indemnified Claim without the prior written consent of the Company, which such consent shall not be unreasonably withheld; provided, further, that the Company may conduct and manage the defense against any Indemnified Claim if the Trustee does not promptly take action to mount such a defense. The Company may participate in such action with its own counsel;

(c)              Pay the Trustee the fees set forth on Schedule A hereto, including an initial acceptance fee, annual administration fee, and transaction processing fee which fees shall be subject to modification by the parties from time to time. It is expressly understood that the Property shall not be used to pay such fees unless and until the Property is distributed to the Company pursuant to Section 1(i) hereof. The Company shall pay the Trustee the initial acceptance fee and the first annual administration fee at the consummation of the Offering. The Company shall not be responsible for any other fees or charges of the Trustee except as set forth in this Section 2(c), Schedule A hereto and as may be provided in Section 2(b) hereof;

(d)              In connection with any vote of the Company’s stockholders regarding a Business Combination or to approve an amendment to the Charter of the nature described in Section 1(k), provide to the Trustee an affidavit or certificate of the inspector of elections for the stockholder meeting verifying the vote of such stockholders regarding such Business Combination or such amendment, as the case may be;

(e)              Provide the Underwriter with a copy of any (1) Termination Letter(s) and/or any other correspondence that is sent to the Trustee with respect to any proposed withdrawal from the Trust Account promptly after it issues the same and (2) any Extension Letter and any related correspondence sent to the Trustee with respect to the Extension Option promptly after the Company or the Sponsor issues the same;

(f)               Expressly provide in any Instruction Letter (as defined in Exhibit A) delivered in connection with a Termination Letter in the Form of Exhibit A that the Deferred Discount be paid directly to the account or accounts directed by the Underwriter; and

(g)              Instruct the Trustee to make only those distributions that are permitted under this Agreement, and refrain from instructing the Trustee to make any distributions that are not permitted under this Agreement

3.             Limitations of Liability. The Trustee shall have no responsibility or liability to:

(a)              Imply obligations, perform duties, inquire or otherwise be subject to the provisions of any agreement or document other than this Agreement and that which is expressly set forth herein;

(b)              Take any action with respect to the Property, other than as directed in Section 1 hereof, and the Trustee shall have no liability to any party except for liability arising out of the Trustee’s or its representatives’ gross negligence, fraud or willful misconduct;

(c)              Institute any proceeding for the collection of any principal and income arising from, or institute, appear in or defend any proceeding of any kind with respect to, any of the Property unless and until it shall have received instructions from the Company given as provided herein to do so and the Company shall have advanced or guaranteed to it funds sufficient to pay any reasonably incurred and documented expenses incident thereto;

(d)              Refund any depreciation in principal of any Property;

(e)              Assume that the authority of any person designated by the Company to give instructions hereunder shall not be continuing unless provided otherwise in such designation, or unless the Company shall have delivered a written revocation of such authority to the Trustee;

(f)               The other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the Trustee’s best judgment, except for the Trustee’s or its representatives’ gross negligence, fraud or willful misconduct. The Trustee may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Trustee with written notification to the Company, which counsel may be the Company’s counsel), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which the Trustee believes, in good faith and with reasonable care, to be genuine and to be signed or presented by the proper person or persons. The Trustee shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms hereof, unless evidenced by a written instrument delivered to the Trustee, signed by the proper party or parties and, if the duties or rights of the Trustee are affected, unless it shall give its prior written consent thereto;

(g)              Verify the accuracy of the information contained in the Registration Statement;

(h)              Provide any assurance that any Business Combination entered into by the Company or any other action taken by the Company is as contemplated by the Registration Statement;

(i)               File information returns with respect to the Trust Account with any local, state or federal taxing authority or provide periodic written statements to the Company documenting the taxes payable by the Company, if any, relating to any interest income earned on the Property;

(j)               Prepare, execute and file tax reports, income or other tax returns and pay any taxes with respect to any income generated by, and activities relating to, the Trust Account, regardless of whether such tax is payable by the Trust Account or the Company, including, but not limited to, franchise and income tax obligations, except pursuant to Section 1(j) hereof; or

(k)              Verify calculations, qualify or otherwise approve the Company’s written requests for distributions pursuant to Sections 1(i), 1(j) or 1(k) hereof.

4.             Trust Account Waiver. The Trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies, securities or other property in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies, securities or other property in, the Trust Account that it may have now or in the future. In the event the Trustee has any Claim against the Company under this Agreement, including, without limitation, under Section 2(b) or Section 2(c) hereof, the Trustee shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the Property or any monies, securities or other property in the Trust Account.

5.             Termination; Replacement of Trustee. This Agreement shall terminate as follows:

(a)               If the Trustee gives written notice to the Company that it desires to resign under this Agreement, the Company shall use its reasonable efforts to locate a successor trustee, pending which the Trustee shall continue to act in accordance with this Agreement. At such time that the Company notifies the Trustee that a successor trustee has been appointed and has agreed to become subject to the terms of this Agreement (whether following the Trustee giving notice that it desires to resign under this Agreement or the Company otherwise electing to replace the Trustee under this Agreement), the Trustee shall transfer the management of the Trust Account to the successor trustee, including but not limited to the transfer of copies of the reports and statements relating to the Trust Account and any other reasonable transfer requests the Company may make, whereupon this Agreement shall terminate; provided, however, that in the event that the Company does not locate a successor trustee within ninety (90) days of receipt of the resignation notice from the Trustee, the Trustee may submit an application to have the Property deposited with any court in the State of New York or with the United States District Court for the Southern District of New York and upon such deposit, the Trustee shall be immune from any liability whatsoever;

(b)               At such time that the Trustee has completed the liquidation of the Trust Account and its obligations in accordance with the provisions of Section 1(i) hereof and distributed the Property in accordance with the provisions of the Termination Letter, this Agreement shall terminate except with respect to Section 2(b); or

(c)               If the Offering is not consummated within ten (10) business days of the date of this Agreement, in which case any funds received by the Trustee from the Company or the Sponsor, as applicable, for purposes of funding the Trust Account shall be promptly returned to the Company or the Sponsor, as applicable.

6.             Miscellaneous.

(a)               The Company and the Trustee each acknowledge that the Trustee will follow the security procedures set forth below with respect to funds transferred from the Trust Account. The Company and the Trustee will each restrict access to confidential information relating to such security procedures to authorized persons. Each party must notify the other party immediately if it has reason to believe unauthorized persons may have obtained access to such confidential information, or of any change in its authorized personnel. In executing funds transfers, the Trustee shall rely upon all information supplied to it by the Company, including, account names, account numbers, and all other identifying information relating to a Beneficiary, Beneficiary’s bank or intermediary bank. Except for any liability arising out of the Trustee’s or its representatives’ gross negligence, fraud or willful misconduct, the Trustee shall not be liable for any loss, liability or out-of-pocket expense resulting from any error in the information or transmission of the funds.

(b)               This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

(c)               This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. This Agreement or any provision hereof may only be changed, amended or modified by a writing signed by each of the parties hereto; provided that any change, amendment or modification to Section 1(i), 1(j), 1(k) or 1(m) shall also require the Consent of the Stockholders. The term “Consent of the Stockholders” means receipt by the Trustee of a certificate from the inspector of elections of the applicable stockholder meeting certifying that the Company’s stockholders of record as of a record date established in accordance with Section 213(a) of the Delaware General Corporation Law, as amended (“DGCL”) (or any successor rule), who hold sixty-five percent (65%) or more of all then outstanding shares of the Common Stock and Class B common stock, par value $0.0001 per share, of the Company, voting together as a single class, have voted in favor of such change, amendment or modification. No such change, modification or amendment will affect any Public Stockholder that has otherwise properly indicated its election to redeem its Public Shares in connection with a stockholder vote sought to change, amend or modify this Agreement, including a corresponding change to the Certificate of Incorporation. Except for any liability arising out of the Trustee’s, or its representatives’, gross negligence, fraud or willful misconduct, the Trustee may rely conclusively on the certification from the inspector of elections referenced above and shall be relieved of all liability to any party for executing the proposed amendment.

(d)               The parties hereto consent to the jurisdiction and venue of any state or federal court located in the City of New York, State of New York, for purposes of resolving any disputes hereunder. AS TO ANY CLAIM, CROSS-CLAIM OR COUNTERCLAIM IN ANY WAY RELATING TO THIS AGREEMENT, EACH PARTY WAIVES THE RIGHT TO TRIAL BY JURY.

(e)               Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery, by electronic mail or by facsimile transmission:

if to the Trustee, to:

Continental Stock Transfer & Trust Company

1 State Street, 30 FL

New York, New York 10004

Attention: Francis Wolf and Celeste Gonzalez

Email: fwolf@continentalstock.com

Email: cgonzalez@continentalstock.com

if to the Company, to:

Jackson Acquisition Company

2655 Northwinds Parkway

Alpharetta, GA 30009

Attention: Richard L. Jackson

in each case, with copies to:

Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center

250 Greenwich Street

New York, New York 10007
Attn: Glenn R. Pollner; Stephanie L. Leopold

and

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: Syndicate Department

Email: dg.ecm_execution_services@bofa.com

With a copy to the attention of ECM Legal

Email: dg.ecm_legal@bofa.com

and

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Attn: Edward F. Petrosky

(f)                This Agreement may not be assigned by the Trustee without the prior consent of the Company.

(g)               Each of the Company and the Trustee hereby represents that it has the full right and power and has been duly authorized to enter into this Agreement and to perform its respective obligations as contemplated hereunder. The Trustee acknowledges and agrees that it shall not make any claims or proceed against the Trust Account or any monies, securities or other property therein, including by way of set-off, and shall not be entitled to any monies, securities or other property in the Trust Account under any circumstance.

(h)               This Agreement is the joint product of the Trustee and the Company and each provision hereof has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.

(i)                 This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “executed”, “execution,” “signed,” “signature,” and words of like import in this Agreement or in any certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) but shall not include (nor shall this Agreement be executed by means of) electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of signatures transmitted electronically and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(j)                Each of the Company and the Trustee hereby acknowledges and agrees that the Underwriter is a third party beneficiary of this Agreement.

(k)               Except as specified herein, no party to this Agreement may assign its rights or delegate its obligations hereunder to any other person or entity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Investment Management Trust Agreement as of the date first written above.

JACKSON ACQUISITION COMPANY

By:	/s/ Richard L. Jackson
Name: Richard L. Jackson
Title: President and Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Trustee

By:	/s/ Francis Wolf
Name: Francis Wolf
Title: Vice President

[Signature Page to Investment Management Trust Agreement]

SCHEDULE A

Fee Item	Time and method of payment	Amount
Initial acceptance fee	Initial closing of the Offering by wire transfer.	$3,500.00

Annual fee	First year fee payable at initial closing of the Offering by wire transfer, thereafter on the anniversary of the effective date of the Offering by wire transfer or check.	$10,000.00

Transaction processing fee for disbursements to Company under Sections 1(i) and 1(j)	Billed to Company following disbursement made to Company under Sections 1(i) and 1(j)	$250.00

Paying Agent services as required pursuant to Sections 1(i) and 1(k)	Billed to Company upon delivery of service pursuant to Sections 1(i) and 1(k)	Prevailing rates

EXHIBIT A

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30 FL

New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account Termination Letter

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Jackson Acquisition Company (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of December 8, 2021 (the “Trust Agreement”), this is to advise you that the Company has entered into an agreement with [insert name] (the “Target Business”) to consummate a business combination with Target Business (the “Business Combination”) on or about [insert date]. The Company shall notify you at least seventy-two (72) hours in advance of the actual date of the consummation of the Business Combination (the “Consummation Date”). Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to commence to liquidate all of the assets of the Trust Account and to transfer the proceeds into the trust operating account at J.P. Morgan Chase Bank, N.A.to the effect that, on the Consummation Date, all of the funds held in the Trust Account will be immediately available for transfer to the account or accounts that BofA Securities, Inc. (the “Underwriter”) (with respect to the Deferred Discount) and the Company shall direct on the Consummation Date. It is acknowledged and agreed that while the funds are on deposit in the trust operating account at J.P. Morgan Chase Bank, N.A.awaiting distribution, neither the Company nor the Underwriter will earn any interest.

On the Consummation Date (i) counsel for the Company shall deliver to you written notification that the Business Combination has been consummated, or will be consummated substantially, concurrently with your transfer of funds to the accounts as directed by the Underwriter (with respect to the Deferred Discount) and the Company (the “Notification”) and (ii) the Company shall deliver to you (a) a certificate (the “Vote Verification Certificate”) of its Chief Executive Officer, which verifies either that (i) the Business Combination has been approved by a vote of the Company’s stockholders, if a vote is held, or (ii) no vote of the Company’s stockholders for the approval of the Business Combination is required by applicable law or stock exchange rules, and (b) joint written instruction signed by the Company and the Underwriter with respect to the transfer of the funds held in the Trust Account, including payment of the Deferred Discount (the “Instruction Letter”). You are hereby directed and authorized to transfer the funds held in the Trust Account immediately upon your receipt of the Notification, the Vote Verification Certificate and the Instruction Letter, in accordance with the terms of the Instruction Letter. In the event that certain deposits held in the Trust Account may not be liquidated by the Consummation Date without penalty, you will notify the Company and the Underwriter in writing of the same and the Company shall provide you (with a copy to the Underwriter) with written instructions as to whether such funds should remain in the Trust Account and be distributed after the Consummation Date to the Company. Upon the distribution of all the funds, which, solely in the case of funds distributed to the Company for its own account and not in the case of the Deferred Discount or monies to be distributed to Public Stockholders who have properly exercised their redemption rights with respect to their Public Shares, may be net of any payments necessary for reasonable unreimbursed expenses related to liquidating the Trust Account, your obligations under the Trust Agreement shall be terminated.

In the event that the Business Combination is not consummated on the Consummation Date described in the notice thereof and we have not notified you and the Underwriter on or before the original Consummation Date of a new Consummation Date, then upon receipt by the Trustee of written instructions from the Company, the funds held in the Trust Account shall be reinvested as provided in Section 1(c) of the Trust Agreement on the business day immediately following the Consummation Date as set forth in the notice as soon thereafter as possible.

Very Truly Yours,

JACKSON ACQUISITION COMPANY

By:
Name: Richard L. Jackson
Title: President and Chief Executive Officer

cc:	BofA Securities, Inc. as Underwriter

EXHIBIT B

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30 FL

New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account Termination Letter

Dear Mr. Wolf and Ms. Gonzalez :

Pursuant to Section 1(i) of the Investment Management Trust Agreement between Jackson Acquisition Company (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of December 8, 2021 (the “Trust Agreement”), this is to advise you that the Company has been unable to effect a Business Combination with a Target Business within the time frame specified in the Company’s amended and restated Certificate of Incorporation, as described in the Company’s Prospectus relating to the Offering. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

In accordance with the terms of the Trust Agreement, we hereby authorize you to liquidate all of the assets in the Trust Account and to transfer the total proceeds into the trust operating account at J.P. Morgan Chase Bank, N.A. to await distribution to the Public Stockholders. The Company has selected [date] as the effective date for the purpose of determining when the Public Stockholders will be entitled to receive their share of the liquidation proceeds. You agree to be the Paying Agent of record and, in your separate capacity as Paying Agent, agree to distribute said funds directly to the Company’s Public Stockholders in accordance with the terms of the Trust Agreement and the Company’s amended and restated Certificate of Incorporation, as it may be amended from time to time. Upon the distribution of all the funds, your obligations under the Trust Agreement shall be terminated, except to the extent otherwise provided in Section 1(j) of the Trust Agreement.

Very Truly Yours,

JACKSON ACQUISITION COMPANY

By:
Name: Richard L. Jackson
Title: President and Chief Executive Officer

cc: BofA Securities, Inc. as Underwriter

EXHIBIT C

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30 FL

New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Re: Trust Account Tax Payment Withdrawal Instruction

Dear Mr. Wolf and Ms. Gonzalez:

Pursuant to Section 1(j) of the Investment Management Trust Agreement between Jackson Acquisition Company (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of December 8, 2021 (the “Trust Agreement”), the Company hereby requests that you deliver to the Company $[●] of the interest income earned on the Property as of the date hereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay for the tax obligations as set forth on the attached tax return or tax statement. In accordance with the terms of the Trust Agreement, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the Company’s operating account at:

[WIRE INSTRUCTION INFORMATION]

Very Truly Yours,

JACKSON ACQUISITION COMPANY

By:
Name: Richard L. Jackson
Title: President and Chief Executive Officer

 cc: BofA Securities, Inc. as Underwriter

EXHIBIT D

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30 FL

New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Dear Mr. Wolf and Ms. Gonzalez:

Re: Trust Account Stockholder Redemption Withdrawal Instruction

Pursuant to Section 1(k) of the Investment Management Trust Agreement between Jackson Acquisition Company (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of December 8, 2021 (the “Trust Agreement”), the Company hereby requests that you deliver to the redeeming Public Stockholders of the Company $[●] of the principal and interest income earned on the Property as of the date hereof into a segregated account held by you in trust on behalf of the Beneficiaries for distribution to the Public Stockholders who have requested redemption of their shares of Common Stock. Capitalized terms used but not defined herein shall have the meanings set forth in the Trust Agreement.

The Company needs such funds to pay its Public Stockholders who have properly elected to have their shares of Common Stock redeemed by the Company in connection with a stockholder vote to approve an amendment to the Company’s amended and restated Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if it does not complete its initial Business Combination within such time as is described in the Company’s amended and restated Certificate of Incorporation or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity. As such, you are hereby directed and authorized to transfer (via wire transfer) such funds promptly upon your receipt of this letter to the redeeming Public Stockholders in accordance with your customary procedures.

Very Truly Yours,

JACKSON ACQUISITION COMPANY

By:
Name: Richard L. Jackson
Title: President and Chief Executive Officer

cc: BofA Securities, Inc. as Underwriter

EXHIBIT E

[Letterhead of Company]

[Insert date]

Continental Stock Transfer & Trust Company

1 State Street, 30 FL

New York, New York 10004
Attn: Francis Wolf and Celeste Gonzalez

Dear Mr. Wolf and Ms. Gonzalez:

Re: Trust Account - Extension Letter

Pursuant to Section 1(m) of the Investment Management Trust Agreement between Jackson Acquisition Company (the “Company”) and Continental Stock Transfer & Trust Company (the “Trustee”), dated as of December 8, 2021 (the “Trust Agreement”), this is to advise you that RJ Healthcare SPAC, LLC (the "Sponsor" ) is exercising its option to extend the time for the Company to consummate its initial Business Combination by an additional three months (for a total of 21 months from the Closing of the Offering) (the “Extension”).

This Extension Letter shall serve as the notice required with respect to the Extension prior to the Applicable Deadline. Capitalized words used herein and not otherwise defined shall have the meanings ascribed to them in the Trust Agreement.

In accordance with the terms of the Trust Agreement, the Company and the Sponsor hereby authorize you to deposit into the Trust Account, upon receipt, $[amount] (which amount is equal to the product of the number of outstanding Public Shares multiplied by $0.10 per share), which amount will be wired to you in immediately available funds.

Very Truly Yours,

JACKSON ACQUISITION COMPANY

By:
Name: Richard L. Jackson
Title: President and Chief Executive Officer

RJ HEALTHCARE SPAC, LLC

By:
Name: Richard L. Jackson
Title: Managing Member

cc: BofA Securities, Inc. as Underwriter